As filed with the Securities and Exchange Commission on June 9, 2006

Registration No. 333-07851

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

WILLIAMS-SONOMA, INC.

(Exact name of Registrant as specified in its charter)

California	94-2203880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3250 Van Ness Avenue

San Francisco, CA 94109

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Edward A. Mueller, Chief Executive Officer

Williams-Sonoma, Inc.

3250 Van Ness Avenue

San Francisco, CA 94109

(415) 421-7900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Aaron J. Alter, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

(650) 493-9300

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

A Registration Statement on Form S-3 (Registration No. 333-07851) as amended on September 30, 1996 and November 4, 1996, was originally filed with the U.S. Securities and Exchange Commission on July 10, 1996. The offering of securities for resale by certain selling stockholders named in the Registration Statement has been terminated.

The total amount of 5-1/4% Convertible Subordinated Notes due 2003 that was registered under the Registration Statement was $40,000,000. The Registration Statement also included an indeterminate number of shares of the Registrant’s common stock issuable upon conversion of the 5-1/4% Convertible Subordinated Notes due 2003.

Pursuant to the undertaking of the Registrant contained in Part II, Item 17(a)(3) of the Registration Statement titled “Undertakings,” the Registrant hereby requests that any remaining shares of common stock issued upon conversion of the 5-1/4% Convertible Subordinated Notes due 2003 be removed from registration by means of this Post-Effective Amendment No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 9th day of June, 2006.

WILLIAMS-SONOMA, INC.

By:	/s/ Edward A. Mueller

Name:	Edward A. Mueller

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the registration statement has been signed below by the following persons on behalf of Williams-Sonoma, Inc. in the capacities indicated on June 9, 2006.

Name	Title
/s/ W. Howard Lester W. Howard Lester	Chairman of the Board and Director

/s/ Edward A. Mueller Edward A. Mueller	Chief Executive Officer and Director (principal executive officer)

/s/ Sharon L. McCollam Sharon L. McCollam	Executive Vice President, Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Sanjiv Ahuja Sanjiv Ahuja	Director

/s/ Adrian D.P. Bellamy Adrian D.P. Bellamy	Director

/s/ Patrick J. Connolly Patrick J. Connolly	Director

/s/ Adrian T. Dillon Adrian T. Dillon	Director

/s/ Jeanne P. Jackson Jeanne P. Jackson	Director

/s/ Michael R. Lynch Michael R. Lynch	Director

/s/ Richard T. Robertson Richard T. Robertson	Director

/s/ David B. Zenoff David B. Zenoff	Director